Exhibit 10.1

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

2007 KEY EXECUTIVE OFFICERS BONUS PLAN

1. PURPOSE. The purpose of the 2007 Key Executive Officers Bonus Plan (this “Plan”) is to attract and retain key executives for Harman International Industries, Incorporated, a Delaware corporation (the “Company”), and its Subsidiaries and to provide such persons with incentives for superior performance. Award Amounts payable under this Plan are intended to constitute qualified “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and to comply with the requirements of Section 409A of the Code (and any successor provision to either), and this Plan shall be construed consistently with such intention.

2. DEFINITIONS. As used in this Plan,

“Award Amount” means, for each Eligible Executive, the maximum cash award payable pursuant to Section 5 of this Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any of the following events:

(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding Voting Stock of the Company; provided, however, that for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any issuance of Voting Stock of the Company directly from the Company that is approved by the Incumbent Board (as defined below), (ii) any acquisition by the Company or a Subsidiary of Voting Stock of the Company, (iii) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (iv) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Combination (as defined below) that complies with clauses (i), (ii) and (iii) of subsection (c) below;

(b) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or other transaction (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of Voting

Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (ii) no Person (other than the Company, such entity resulting from such Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and (iii) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (i), (ii) and (iii) of subsection (c) above.

“Committee” means the Compensation and Option Committee of the Board or any other committee appointed by the Board to administer this Plan; provided, however, that in any event the Committee shall be comprised of not less than two directors of the Company, each of whom shall qualify as an “outside director” for purposes of Section 162(m) of the Code (or any successor provision thereto).

“Eligible Executive” means the Company’s Chief Executive Officer and any other executive officer of the Company that the Committee designates as an Eligible Executive under this Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Return on Shareholder Equity Goal” means the targeted return on shareholder equity goal for the year determined by the Committee pursuant to Section 5 of this Plan.

“Subsidiary” means a corporation, partnership, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest.

“Voting Stock” means securities entitled to vote generally in the election of directors.

3. ADMINISTRATION OF THIS PLAN. This Plan shall be administered by the Committee, which shall have full power and authority to construe, interpret and administer this Plan and shall have the exclusive right to establish the Return on Shareholder Equity Goals and the Award Amount payable to each Eligible Executive upon the achievement of the Return on Shareholder Equity Goals.

4. ELIGIBILITY. Eligibility under this Plan is limited to Eligible Executives.

5. AWARDS.

(a) No later than September 28 of each fiscal year, the Committee shall meet in order to establish (i) the Return on Shareholder Equity Goal for the fiscal year and (ii) the Award Amount payable to each Eligible Executive if the Return on Shareholder Equity Goal for the fiscal year is met. “Return on shareholder equity” shall mean net income for the fiscal year determined in accordance with generally accepted accounting principles as reported in the Company’s annual report divided by the average shareholder equity for such year. “Average shareholder equity” shall mean the sum of the shareholder equity at the beginning of the year and the shareholder equity at the end of the year, with such sum divided by two. In connection with establishing the Return on

Shareholder Equity Goal for the fiscal year, the Committee shall express whether the Return on Shareholder Equity Goal for such year shall be applied before or after the application of “extraordinary items” (as determined in accordance with generally accepted accounting principles).

(b) After the end of each fiscal year, the Committee shall meet to determine and certify whether the Return on Shareholder Equity Goal for the fiscal year has been met. In the event that the goal has been met, the Committee shall establish the Award Amount for each Eligible Executive for the fiscal year, exercising discretion only to reduce the amount of the maximum cash award if in its judgment such a reduction is appropriate.

(c) Notwithstanding any other provision of this Plan to the contrary, in no event shall the Award Amount paid to an Eligible Executive under this Plan for a fiscal year exceed $3,000,000.

6. COMMITTEE CERTIFICATION. As soon as reasonably practicable after the end of each fiscal year of the Company, the Committee shall determine whether the Return on Shareholder Equity Goal has been achieved and the amount of the Award Amount to be paid to each Eligible Executive for such fiscal year and shall certify such determinations in writing.

7. PAYMENT OF AWARD AMOUNTS. Subject to a valid election made by an Eligible Executive with respect to the deferral of all or a portion of his or her Award Amount in compliance with Section 409A of the Code, Award Amounts shall be paid within 30 days after written certification pursuant to Section 6 of this Plan, but in no event later than the end of the calendar year in which the Company’s fiscal year has terminated.

8. CHANGE IN CONTROL. In the event of a Change in Control, each Eligible Executive shall be entitled to the Award Amount for the year (without proration or any other reduction), provided that the Eligible Executive is (a) employed by the Company at the time of the Change in Control or (b) if the Eligible Executive has been terminated or removed from his or her office or position with the Company, such action occurred (i) not more than 180 days prior to the date on which a Change in Control occurs, and (ii) following the commencement of any discussion with a third person that ultimately results in a Change in Control. Any payment under this Section 8 shall be made no later than 30 days after the effective date of the Change in Control and shall constitute payment in full of all obligations of the Company under this Plan for such year.

9. NO RIGHT TO BONUS OR CONTINUED EMPLOYMENT. Neither the establishment of this Plan, the provision for or payment of any amounts hereunder nor any action of the Company, the Board or the Committee with respect to this Plan shall be held or construed to confer upon any person (a) any legal right to receive, or any interest in, an Award Amount or any other benefit under this Plan or (b) any legal right to continue to serve as an officer or employee of the Company or any Subsidiary of the Company.

10. WITHHOLDING. The Company shall have the right to withhold, or require an Eligible Executive to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any Award Amount.

11. NONTRANSFERABILITY. Except as expressly provided by the Committee, the rights and benefits under this Plan shall not be transferable or assignable other than by will or the laws of descent and distribution.

12. AMENDMENT. The Committee may amend the Plan from time to time, provided that any such amendment complies with the requirements of Sections 162(m) and 409A of the Code (or any successor provision to either).

13. EFFECTIVE DATE. Subject to approval by the stockholders of the Company, this Plan shall become effective as of July 1, 2007, and shall remain effective until the fifth anniversary of the date of such approval, subject to any further stockholder approvals (or reapprovals) mandated for performance-based compensation under Section 162(m) of the Code (or any successor provision thereto), and subject to the right of the Board to terminate this Plan, on a prospective basis only, at any time. All awards under this Plan shall be null and void if this Plan is not approved by the stockholders of the Company.

14. AMENDMENT AND RESTATEMENT OF 2002 PLAN. This Plan is an amendment and restatement of the Company’s 2002 Key Executive Officers Bonus Plan.